Exhibit 10.5

LA JOLLA COVE INVESTORS, INC.
2250 UNION STREET, SUITE 301
SAN FRANCISCO, CALIFORNIA 94123

                                                                                   TELEPHONE:  (415) 409-8703                                   FACSIMILE:    (415) 409-8704

E-MAIL: LJCI@PACBELL.NET
LA JOLLA                       www.ljcinvestors.com         SAN FRANCISCO

September ___, 2002

Mr. Scott Venters
Magic Media Networks, Inc.
530 N. Federal Highway
Fort Lauderdale, Florida 33301

Dear Scott,

This letter shall serve as an addendum to the following documents: 7 ¾% Convertible Debenture, Registration Rights Agreement, Securities Purchase Agreement and the Warrant to Purchase Common Stock. Capitalized terms shall have the meaning set forth in the respective documents. The following changes and additions are hereby made and agreed upon:

1.         Holder agrees that, beginning in the next full calendar month after the Registration Statement is declared effective, Holder will convert 10% of the face value of the Debenture, and exercise 10% of the Warrants, per calendar month into Common Shares of the Company, provided that: a) the Common Shares are available, registered and freely tradeable, and b) the price of the Common Shares closes at a price above three cents ($0.03) for at least 10 of the 20 trading days prior to the conversion and exercise.

Sincerely,

Travis W. Huff

Portfolio Manager

Agreed to:

Itronics, Inc.

By: _______________________

Title: ______________________